Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of InfoSonics Corporation and subsidiaries (collectively, the “Company”) of our reports dated March 10, 2015, relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SingerLewak LLP

Irvine, California

May 27, 2015